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                                                                   EXHIBIT 10.33

                                                                  EXECUTION COPY

                       SeaBright Insurance Holdings, Inc.
                                 2101 4th Avenue
                                   Suite 1600
                            Seattle, Washington 98121

                               September 30, 2003

Summit Ventures V, L.P.
Summit V Companion Fund, L.P.
Summit V Advisors Fund (QP), L.P.
Summit V Advisors Fund, L.P.
Summit Ventures VI-A, L.P.
Summit Ventures VI-B, L.P.
Summit VI Advisors Fund, L.P.
Summit VI Entrepreneurs Fund, L.P.
Summit Investors VI, L.P
499 Hamilton Avenue
Palo Alto, California 94301

      Re: Management Rights

Ladies and Gentlemen:

      This letter will confirm our agreement that effective upon your purchase of shares of Series A Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), of SeaBright Insurance Holdings, Inc., a Delaware corporation (the "Company"), you will be entitled to the following contractual management rights, in addition to rights to certain non-public financial information, inspection rights and other rights that you may be entitled to pursuant to that certain Stock Purchase Agreement, dated as of the date hereof, and the other agreements referenced therein that have been entered into on the date hereof:

      (1) You shall be permitted to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will make itself available to meet with you at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

      (2) You may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided hereunder.

      (3) If and for so long as you do not have a representative on the Company's Board of Directors, the Company shall invite you to send your representative to attend in a nonvoting observer capacity all meetings of its Board of Directors and, in this respect, shall give your

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September 30, 2003
Page 2

representative copies of all notices, minutes, consents, and other material that it provides to its Directors; provided, however, that the Company reserves the right to exclude your representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

The rights described herein shall terminate and be of no further force or effect upon the earliest to occur of (a) the closing of an initial public offering of shares of the Company's capital stock pursuant to a registration statement filed by the Company under the Securities act of 1933 which has become effective thereunder (other than a registration statement relating solely to employee benefit plans or a transaction covered by Rule 145), (b) such time as the Company becomes required to file reports with the Securities and Exchange Commission under Sections 12(g) or 15(d) of the Securities Exchange Act of 1934,
(c) such time as you hold, in aggregate, less than 10% of the Convertible Preferred Stock purchased by you on the date hereof or (d) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company's assets or the Company's merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this provision shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

                                            Very truly yours,

                                            SEABRIGHT INSURANCE HOLDINGS, INC.

                                            By:    /s/ John G. Pasqualetto
                                                   ----------------------------

                                            Title: President